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                                                                   Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus and Prospectus Supplement to Huntington Bancshares Incorporated for the registration of capital securities and to the incorporation by reference therein of our report dated January 14, 1998, with respect to the consolidated financial statements and schedules of Huntington Bancshares Incorporated incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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Columbus, Ohio
May 21, 1998